Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of HomeAway, Inc.

Dated: February 10, 2012

REDPOINT VENTURES II, L.P. By its General Partner, Redpoint Ventures II, LLC By: /s/ Jeffrey D. Brody Jeffrey D. Brody Manager	REDPOINT OMEGA, L.P. By its General Partner, Redpoint Omega, LLC By: /s/ Jeffrey D. Brody Jeffrey D. Brody Manager

REDPOINT ASSOCIATES II, LLC By: /s/ Jeffrey D. Brody Jeffrey D. Brody Manager	REDPOINT OMEGA ASSOCIATES, LLC By: /s/ Jeffrey D. Brody Jeffrey D. Brody Manager

REDPOINT VENTURES II, LLC By: /s/ Jeffrey D. Brody Jeffrey D. Brody Manager	REDPOINT OMEGA, LLC By: /s/ Jeffrey D. Brody Jeffrey D. Brody Manager

REDPOINT VENTURES I, L.P. By its General Partner, Redpoint Ventures II, LLC By: /s/ Jeffrey D. Brody Jeffrey D. Brody Manager

REDPOINT TECHNOLOGY PARTNERS Q-I, L.P. REDPOINT TECHNOLOGY PARTNERS A-I, L.P. By its General Partner, Redpoint Ventures I, LLC By: /s/ Jeffrey D. Brody Jeffrey D. Brody Manager

REDPOINT ASSOCIATES I, LLC By its Manager, Redpoint Ventures I, LLC By: /s/ Jeffrey D. Brody Jeffrey D. Brody Manager

REDPOINT VENTURES I, LLC By: /s/ Jeffrey D. Brody Jeffrey D. Brody Manager